Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 1
TO
SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PENSKE TRUCK LEASING CO., L.P.
    THIS AMENDMENT NO. 1 (this “Amendment”) to that certain SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of September 7, 2017 (the “Original Agreement”), is made as of the 6th day of February, 2023 (the “Effective Time”) by and among Penske Truck Leasing Corporation, a Delaware corporation with its offices at 2675 Morgantown Road, Reading, Pennsylvania 19607 (as further defined in the Original Agreement, “PTLC”), PTL GP, LLC, a Delaware limited liability company (formerly known as LJ VP, LLC) with its offices at 2675 Morgantown Road, Reading, Pennsylvania 19607 (as further defined in the Original Agreement, “PTL GP”), Penske Automotive Group, Inc., a Delaware corporation with its offices at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302 (as further defined in the Original Agreement, “PAG”), and MBK USA Commercial Vehicles Inc., a Delaware corporation, with its offices at 2-1, Otemachi 1-chome, Chiyoda-ku Tokyo, Japan (as further defined in the Original Agreement, “MBK USA CV”).
WITNESSETH:
        WHEREAS, the Original Agreement provides for an Advisory Committee consisting of up to six (6) members;
        WHEREAS, the Partners desire to change the name and membership of the Advisory Committee, to add additional members and provide for the creation of committees;
        WHEREAS, this Amendment modifies certain provisions of Sections 2.1, 6.4 and 6.5 of the Original Agreement; and

        NOW, THEREFORE, in consideration of the foregoing premises, the undertakings set forth and described herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to the Original Agreement, intending to be legally bound, covenant and agree as follows, effective immediately:
1.Schedule B of the Partnership Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment.
2.The following defined terms are added to Section 2.1:
“Advisory Board” shall have the meaning ascribed to such term in Subsection 6.4(a).

“Mitsui Board Member” shall have the meaning ascribed to such term in Subsection 6.4(a).

“PAG Board Member” shall have the meaning ascribed to such term in Subsection 6.4(a).

“PTLC Board Member” shall have the meaning ascribed to such term in Subsection 6.4(a).

3.Subsection 6.4(a) is amended in its entirety and replaced with the following:
Selection of the Advisory Board. The Partnership shall have an Advisory Board (the “Advisory Board”) consisting as of the Effective Time of eleven (11) members. Of the eleven (11) Advisory Board members, nine (9) shall be designated by PTLC (each, a “PTLC Board Member”). One (1) member of the Advisory Board shall be designated by PAG and shall be the “PAG Board Member”, and one (1) member shall be designated by MBK USA CV and shall be the “Mitsui Board Member”. Schedule B annexed hereto sets forth the members of the Advisory Board as of the Effective Time.
4.Subsection 6.4(b)(i)(A) is amended in its entirety and replaced with the following:
“at any meeting of the Advisory Board at which an action requiring Unanimous Approval shall be considered, the presence of at least eight (8) members of the Advisory Board, including the PAG Board Member and the Mitsui Board Member, shall be a quorum for the consideration of such action;”
5.Subsection 6.4(b)(i)(B) is amended in its entirety and replaced with the following:
“at any meeting of the Advisory Board at which an action requiring Requisite Approval shall be considered, the presence of at least five (5) PTLC Board Members and fifty percent (50%) of the members of the Advisory Board designated by Significant Limited Partners, shall be a quorum for the consideration of such actions; and”
6.Subsection 6.4(b)(i)(C) is amended in its entirety and replaced with the following:
“at any other meeting of the Advisory Board, including a meeting at which an action requiring Majority Approval shall be considered, the presence of at least eight (8) members of the Advisory Board shall be a quorum for the consideration of such action or for the conduct of any other business.”
7.Subsection 6.4(k) is added as follows:
(k)Committees. The Advisory Board may appoint any committees from time to time as it may by Majority Approval approve, which as of the Effective Time includes an audit committee (the “Audit Committee”), and may include additional committees as the Advisory Board determines (such committees, collectively with the Audit Committee, the “Committees”). The Committees shall have duly adopted charters, which may be amended by the Advisory Board. Each such committee shall consist of such members of the Advisory Board as the Advisory Board shall determine from time to time. Any member of a committee may be removed, or any authority granted thereto may be revoked, at any time for any or no reason by Majority Approval.

(i)    Any such Committee, to the extent provided in the approving resolution of the Advisory Board, shall, subject in all events to Section 6.5, have and may exercise all the powers and authority of the Advisory Board in the management of the business and affairs of the Partnership. Unless the Advisory Board provides otherwise, at all meetings of such Committee, a majority of the then authorized members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.
(ii)    Each Committee shall keep regular minutes of its meetings and, except as otherwise provided in the resolutions of the Advisory Board establishing such committee, will report the same to the Advisory Board as requested by the Advisory Board or as otherwise required.
(iii)    Unless the Advisory Board otherwise provides, each Committee designated by the Advisory Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee will conduct its business in the same manner as the Advisory Board conducts its business under this Agreement.
(iv)    Each Partner, for so long as it has the right to appoint a member of the Advisory Board pursuant to Subsection 6.4(a), may designate one person to attend as a non-voting observer each meeting of any Committee of which an Advisory Board member appointed by such Partner is not a member. Such observer shall not be a member of such Committee and shall not have any voting or consent rights to which members of such Committee are entitled. Such observer shall be entitled to receive all materials and information distributed to the members of such Committee (in such capacity); provided that that the General Partner may exclude any such observers from any portion of any meeting of such Committee, or deny access to any information or portions thereof provided to members of such Committee, if the General Partner reasonably determines that the participation of such observer, or access to the applicable information, could reasonably be expected to result in a waiver of the attorney-client privilege (based on the advice of the Partnership’s counsel) with respect to any matters to be discussed or any matters included in the information to be distributed. Each such observer shall have the same obligation to keep confidential any information furnished to it in connection with its role as an observer as members of the Advisory Board have in regard to such information.

8.The first paragraph of Subsection 6.5(c) is amended in its entirety and replaced with the following:
“Subject to Subsection 6.4(h), the General Partner shall not have the authority to do any of the following without the prior approval of at least five (5) PTLC Board Members, the PAG Board Member and the Mitsui Board Member, obtained in accordance with Subsections 6.4(b) and 6.4(c) (“Unanimous Approval”):”

9.The first paragraph of Subsection 6.5(d) is amended in its entirety and replaced with the following:
“Subject to Subsections 6.4(h) and 6.5(c), the General Partner shall not have the authority to do any of the following without the prior approval of at least five (5) PTLC Board Members and at least fifty percent (50%) of the members of the Advisory Board designated by the Significant Limited Partners, obtained in accordance with Subsections 6.4(b) and 6.4(c) (“Requisite Approval”):”
10.The first paragraph of Subsection 6.5(e) is amended in its entirety and replaced with the following:
“Notwithstanding any other provision of this Agreement, other than Subsections 6.4(h), 6.5(c) and 6.5(d), the General Partner shall not have authority to do any of the following without the prior approval of any six (6) members of the Advisory Board, obtained in accordance with Subsections 6.4(b) and 6.4(c) (“Majority Approval”):”

11.The defined term “Advisory Committee” is hereby deleted in its entirety from the Original Agreement and all references to the “Advisory Committee” in the Original Agreement are hereby replaced with the term “Advisory Board.”
12.The defined term “Mitsui Committee Member” is hereby deleted in its entirety from the Original Agreement and all references to the “Mitsui Committee Member” in the Original Agreement are hereby replaced with the term “Mitsui Board Member.”
13.The defined term “PAG Committee Member” is hereby deleted in its entirety from the Original Agreement and all references to the “PAG Committee Member” in the Original Agreement are hereby replaced with the term “PAG Board Member.”
14.The defined term “PTLC Committee Member” is hereby deleted in its entirety from the Original Agreement and all references to the “PTLC Committee Member” in the Original Agreement are hereby replaced with the term “PTLC Board Member.”
15. Entire Understanding; Amendments. Except as expressly amended by this Amendment, the Original Agreement remains in full force and effect. The Original Agreement as amended by this Agreement constitutes the entire understanding among the parties hereto relative to the subject matter thereof.
16.Advice of Counsel. Each of the parties hereto acknowledges that it has been advised by counsel in connection with the execution of this Amendment and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.
17.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under applicable Laws as defined in the Original Agreement, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
18.Captions; Interpretation. The captions at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment. For the avoidance of doubt, any reference to “the date hereof” or “the date of this Agreement” included in the amended provisions of the Original Agreement as set forth above is a reference to September 7, 2017 and not the Effective Time.

19.Counterparts; Electronic Signatures. This Amendment may be executed in any number of separate counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of a counterpart hereto by facsimile transmission or by electronic transmission of an Adobe portable document format file (also known as a “PDF file”) shall be as effective as delivery of an original counterpart hereto.
20.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF DELAWARE AND WITHOUT REFERENCE TO ANY CONFLICT OF LAW RULES THAT MIGHT LEAD TO THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Signatures begin on next page

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Time.
GENERAL PARTNER:
PTL GP, LLC
By:    LJ VP Holdings LLC,
    its sole member
    By: Penske Truck Leasing Corporation,
    its sole managing member
    By: /s/ Brian Hard
    Name: Brian Hard
    Title: President

LIMITED PARTNER:
PENSKE TRUCK LEASING
CORPORATION
By: /s/ Brian Hard
Name: Brian Hard
Title: President

LIMITED PARTNER:
PENSKE AUTOMOTIVE GROUP, INC.
By: /s/ Shelley Hulgrave
Name: Shelley Hulgrave
Title: EVP and Chief Financial Officer

LIMITED PARTNER:
MBK USA COMMERCIAL VEHICLES INC.
By: /s/ Hidenori Yamano
Name: Hidenori Yamano
Title: CEO

Schedule B

Effective as of the Effective Time

Members of Advisory Board

PTLC Board Members:	Roger S. Penske (Chair) Roger S. Penske, Jr. (Vice Chair) J. Patrick Conroy (Vice Chair) Stephen R. D’Arcy Lisa Davis Michael R. Eisenson John L. Flannery Brian Hard Charles G. McClure

PAG Board Member:	Robert H. Kurnick, Jr.

Mitsui Board Member:	Daisuke Hori